AGREEMENT AND PLAN OF REORGANIZATION
                            DATED AS OF JUNE 30, 1998
                                  BY AND AMONG

                           SOLAR AGE INDUSTRIES. INC.,
                                HITK CORPORATION,

                                      AND

                               SGI CAPITAL, INC.,
                               PALCAN GROUP, INC.,
                       ROCHESTER PROPERTY HOLDINGS LIMITED

1.  Plan of Reorganization

2.  Exchange of Shares

3.  Delivery of Shares

4.  Other Terms and Conditions

5.  Representations of the Target

6.  Representations of the Acquiror and the Principal

7.  Closing and Closing Date

8.  Conditions Precedent to the Obligations of the Target

9.  Conditions Precedent to the Obligations of Acquiror and the Principal

10. Indemnification

11. Nature and Survival of Representations

12. Documents at Closing

13. Miscellaneous

EXHIBITS

Investment Letter.............................................................A

Copies of Restated Articles of Incorporation and By-Laws of the Acquiror......B

Material Contracts of the Acquiror............................................C


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                      AGREEMENT AND PLAN OF REORGANIZATION

   This Agreement and Plan of Reorganization (hereinafter the "Agreement"), is entered into effective as of the 30th day of June 1998, by and among Solar Age Industries, Inc., a Nevada corporation (hereinafter the "Acquiror"), HITK Corporation, a Delaware corporation ("HITK"), the majority principal shareholder of the Acquiror (hereinafter, the "Principal") and SGI Capital, Inc., an Illinois corporation (hereinafter "SGI" or the "Target"), Palcan Group Inc., an Illinois corporation and Rochester Property Holdings Limited, a British Virgin Islands corporation (hereinafter collectively the "Target Stockholders");

A. WHEREAS, the Target Stockholders own in the aggregate all of the issued and outstanding capital stock of SGI, and

B. WHEREAS, SGI owns all of the issued and outstanding capital stock of Mirtas Limited, a Russian holding corporation, (hereinafter "Mirtas"), and Mirtas owns ninety (90%) percent of the issued and outstanding capital stock of NBM Stroiservice Investment and Construction Company, a Russian Corporation which owns and operates a real estate development and construction company in Russia (hereinafter "NBM"), with the remaining ten (10%) percent of the issued and outstanding capital stock of NBM owned by non-affiliated third parties. NBM shall sometimes hereinafter be referred to as the "Asset Entity", and

C. WHEREAS, the Acquiror desires to acquire all of the issued and outstanding capital stock of the Target from the Target Stockholders, resulting in the Target becoming a wholly owned subsidiary of the Acquiror, and the Target Stockholders each desire to exchange all of their respective capital stock of the Target solely for shares of Acquiror's common stock par value $.01 per share (the "Common Stock"), on the terms and conditions as set forth herein (the "Exchange").

       NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

1. PLAN OF REORGANIZATION. The Target Stockholders are the sole owners of all of the issued and outstanding capital stock of the Target (the "Target Shares"). It is the intention of the parties hereto that all of the issued and outstanding Target Shares shall be acquired by the Acquiror in a tax free exchange for 8,000,000 shares of Common Stock (on a post-reverse stock-split basis) of the Acquiror (the "8,000,000 Acquiror Shares"). The Exchange shall qualify as a tax free reorganization under Section 368 (a) (1) (B) of the Internal Revenue Code of 1986, as amended, and related sections thereunder. The Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, and under the applicable securities laws of each state or jurisdiction where the Target Stockholders reside.

2. EXCHANGE OF SHARES. The Acquiror and the Target Stockholders agree that all of the issued and outstanding Target Shares shall be exchanged at the Closing (as defined in Section 7 below) with Acquiror for the 8,000,000 Acquiror Shares, after giving effect to, among other actions, a 1 for 5.5 reverse stock split of all shares of Common Stock of Acquiror issued and outstanding immediately prior to the Closing, as follows:

    (a) The 8,000,000 Acquiror Shares will, at the Closing, be delivered to the Target Stockholders in exchange for the Target Shares, in the ratio of the 8,000 Acquiror Shares to one Target Share. The Target Stockholders agree that they will acquire the 8,000,000 Acquiror Shares for investment purposes only and not for further public distribution and agree that the 8,000,000 Acquiror Shares shall bear an appropriate restrictive legend. Each Target Stockholder shall enter into an Investment Letter on the Closing Date, the form of which is annexed hereto as Exhibit A.

    (b) The Acquiror presently has 5,375,000 shares of Common Stock issued and outstanding which immediately prior to the Closing, will represent 977,273 shares of Common Stock issued and outstanding after giving effect to 1 for 5.5 reverse stock split. Other than the 8,000,000 Acquiror Shares to be issued pursuant to this Agreement and

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the 977,273 shares to be issued and outstanding immediately prior to the Closing
(on a post-reverse stock-split basis), the Company shall not have any other shares of Common Stock, preferred stock, warrants, options, rights, convertible securities or other securities outstanding, or direct and/or indirect agreements, oral or otherwise to issue any such securities.

       (c) The Principal presently has majority number of shares of Common Stock issued and outstanding.

       (d) All references herein to shares of Acquiror's Common Stock shall reflect the l for 5.5 reverse stock split.

3. DELIVERY OF SHARES. At the Closing, the Target Stockholders will deliver stock certificates to the Acquiror representing all of the Target Shares duly endorsed for transfer so as to make the Acquiror the sole owner thereof, and simultaneously at the Closing the Acquiror shall deliver stock certificates to the Target Stockholders representing the 8,000,000 Acquiror Shares.

4. OTHER TERMS AND CONDITIONS.

       (a) As of the Closing Date, the Acquiror shall continue its corporate existence as a Nevada corporation.

       (b) The Principal hereby irrevocably agrees to vote all of the respective shares of Common Stock in favor of all of the terms and conditions contained in and transactions contemplated by this Agreement.

       (c) The current officers and directors of Acquiror shall resign their respective positions with Acquiror effective as of the Closing immediately after having appointed a Board of Directors of Acquiror as designated to the Acquiror in writing by the Target.

       (d) On or before the Closing Date, Acquiror shall demonstrate to the reasonable satisfaction of the Target and its legal counsel, that the Acquiror has no less than 300 beneficial stockholders.

       (e) The Acquiror shall have no liabilities incurred or accrued as of the Closing Date and the Principal shall guarantee as of the Closing Date that the Acquiror has no liability incurred or accrued.

       (f) Each of the parties hereto shall make all of its corporate records fully available to the other parties hereto and shall allow full access to their books, records and properties during regular business hours on a reasonable basis. If the transactions contemplated by this Agreement are not consummated, all parties shall keep confidential any information (unless it is public knowledge) obtained from the other parties.

       (g) Each of the parties hereto shall continue to conduct their business in accordance with the ordinary, usual and normal course of business heretofore conducted by them, it being agreed that the Acquiror has no, and shall conduct no, business.

5. REPRESENTATIONS OF THE TARGET. The Target hereby represents, warrants and covenants effective as of the date hereof and as of the Closing Date, as follows:

    (a) The Target Shares are validly authorized and issued, fully paid and non-assessable and are free from any and all claims, liens, or other encumbrances, and the Target Stockholders have good title and the unqualified right to transfer the Target Shares as provided herein; and when the Target Shares are delivered to the Acquiror in exchange for the 8,000,000 Acquiror Shares as provided herein, the Acquiror shall receive all right and title to the Target Shares free from any and all claims, liens or other encumbrances on title.

    (b) The Target Stockholders are the sole owners of all of the Target Shares and the Target Shares constitute all of the issued and outstanding capital stock of the Target.

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     (c) The Target through a wholly owned subsidiary Mirtas, owns ninety (90%)
percent of the issued and outstanding capital stock of the Asset Entity, and the remaining ten (10%) percent is owned by non-affiliated third parties.

     (d) Neither the Target nor Mirtas nor the Asset Entity is a defendant in any material pending litigation or governmental investigation or proceeding disclosed in writing to the Acquiror and, to the best knowledge of the Target, no litigation, claims, assessments, or governmental investigations or proceedings are threatened against the Target or the Asset Entity.

     (e) As of the Closing Date, the Target, Mirtas and the Asset Entity will be in good standing in each of their respective jurisdictions of incorporation, and each will be qualified to do business in each jurisdiction where required to be so qualified, except where the failure to so qualify would not have a material adverse effect on the business.

     (f) The Target, Mirtas and the Asset Entity have filed all governmental, tax or related returns and reports due or required to be filed and have paid or accrued all taxes or assessments which have become due or will be due as of the Closing Date.

     (g) Complete corporate financial records, contracts, minute books, and other corporate documents and records of the Target, Mirtas and the Asset Entity have been made reasonably available to present management of the Acquiror prior to the Closing Date, including the Asset Entity's financial statement for the fiscal years as at December 31, 1996 and December 31, 1997.

     (h) The execution of this Agreement and the performance of the actions contemplated hereby will not, to the best knowledge of the Target materially violate or breach any material agreement, contract, or commitment to which the Target, Mirtas or the Asset Entity are a party and this Agreement has been duly authorized by all appropriate and necessary action by the Target and the Target Stockholders.

     (i) There are no outstanding convertible securities, warrants or options which may cause authorized but unissued shares of the Target and/or Mirtas and/or the Asset Entity to be issued to any person.

6. REPRESENTATIONS OF THE ACQUIROR AND THE PRINCIPAL. The Acquiror and the Principal hereby jointly and severally represent, warrant and covenant, effective as of the date hereof and the Closing Date, as follows:

     (a) The 8,000,000 Acquiror Shares to be delivered to the Target will, when issued in accordance with this Agreement, be duly authorized and validly issued and will be fully paid and non-assessable and free and clear of any and all direct and/or indirect liens, claims and encumbrances and will vest in the Target Stockholders, good and unencumbered title and right to such shares.

     (b) The officers and directors of the Acquiror are duly authorized to execute this Agreement and have taken all action necessary and required by law to properly and legally execute this Agreement. The shareholders of the Acquiror have approved this Agreement and all actions required to be taken hereunder in accordance with Nevada law. The execution of this Agreement by the Acquiror and the Principal and the performance of all actions hereunder by the Acquiror and the Principal will not violate any provision of the Acquiror's Articles of Incorporation or By-Laws, each as amended, and will not constitute a breach of any contract and/or agreement to which any such person is a party. The copies of the Acquiror's Restated Articles of Incorporation and Amended By-Laws through the Closing Date are annexed hereto as Exhibit B and are true and complete copies of such documents and have not been amended or otherwise changed.

     (c) The Acquiror's financial statements have been audited and certified by a duly qualified certified public accountant(s) meeting all standards imposed by the SEC with respect to the preparation of financial statements of the Acquiror for the fiscal years as at June 30, 1996, June 30, 1997 and June 30, 1998, and the related statements of operations for the periods then ended (collectively "Financial Statements"). The Financial Statements present

                                                                               4
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fairly the consolidated financial position of the Acquiror as at such dates and the results of the operations for the periods then ended. The Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods except as otherwise stated herein. The books of account and other financial records of the acquiror are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices. Since the date of the Acquiror Financial Statements there has not been, and as of the Closing Date there shall not be, any material adverse changes in the financial condition and/or position of the Acquiror, other than has been disclosed in writing to the Target. As of the date hereof and as of the Closing Date, the Acquiror shall have no judgments, liens, liabilities or debts, fixed or contingent, and as of the Closing Date shall have paid all of its costs relating to this transaction.

     (d) Neither the Acquiror nor the Principal is involved in any pending action, litigation, claims, or governmental investigations or proceedings, and there are no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of the Acquiror and the Principal, threatened or contemplated by or against the Acquiror and/or the Principal, except as disclosed in Exhibit C attached hereto.

     (e) As of the date hereof and the Closing Date, the Acquiror and the Principal are duly organized, validly existing and in good standing under the laws of the State of Nevada as to the Acquiror and under the laws of the State of Delaware as to the Principal; both have the corporate power to own their assets and to carry on their business as now being conducted and are duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would not have a material adverse effect on the Acquiror.

     (f) The Acquiror has filed all federal, state, county and local income, excise, property and other tax returns, forms, or reports, which are due or required to be filed by it prior to the date hereof and has paid or made adequate provision for the payment of any and all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. Prior to the Closing, the Acquiror will deliver to new management all prior tax returns.

     (g) The Acquiror has not breached, nor is there any pending or threatened claims that Acquiror has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or is bound, and the execution and performance of this Agreement by the Acquiror and the Principal will not violate any provisions of any law or any agreement to which the Acquiror and/or the Principal is subject or a party. All material contracts, commitments and agreements to which the Acquiror is a party, including all contracts, commitments and agreements dealings or relationships with related parties or affiliates, are listed on Exhibit C attached hereto.

     (h) As of the Closing Date, after giving effect to 1 for 5.5 reverse stock split, but prior to the issuance of the 8,000,000 Acquiror Shares, the outstanding capitalization of the Acquiror will consist of 977,273 shares of Common Stock, all of which will be "free trading", except the 674,832 shares held by the Principal. The Principal has held and paid for 190,909 shares of Common Stock for a period of over 3 years from the date of purchase of the 190,909 shares.

     (i) As of the Closing Date, other than (i) the 8,000,000 Acquiror Shares to be issued pursuant hereto, and (ii) the 977,273 shares of post-split Common Stock then issued and outstanding there will not be (direct and/or indirect) any other securities of the Acquiror outstanding, including, but not limited to, any other shares of Common Stock or preferred stock, or any warrants, options, or other derivative securities or pre-emptive rights, rights of first refusal, registration rights, or related commitments of the Acquiror or any contracts, commitments or rights (oral or otherwise) to issue any of such securities and/or rights.

     (j) The Acquiror has no subsidiary corporations. Any prior subsidiaries being dissolved by the state of incorporation by operation of law.

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     (k) The 8,000,000 Acquiror Shares to be issued to the Target Stockholders on the Closing Date will be issued in full compliance with all applicable corporate and other laws and will be issued in a non-public offering and isolated transaction in compliance with all federal and state securities laws.

     (1) As of the date hereof and on the Closing Date, the Acquiror has and will have disclosed to the Target all events, conditions and facts materially affecting the business, finances and legal status of Acquiror.

     (m) The corporate financial records, minute books, and other books and records of Acquiror in its possession, custody or control will be made available to the Target and its representatives prior to the Closing Date and delivered on the Closing Date to newly appointed management of the Acquiror at the Closing.

     (n) This Agreement constitutes a legal, valid and binding obligation of the Acquiror and the Principal, enforceable against the Acquiror and the Principal in accordance with its terms.

     (o) The Acquiror is and on the Closing Date shall be in full compliance with all applicable federal and state securities laws.

     (p) On the Closing Date, the Acquiror will have no less than 300 beneficial owners of shares of its Common Stock as determined by the applicable provisions of the National Association of Securities Dealers Manual, referring to qualification requirements for NASDAQ securities listings. The shareholders list submitted by the Acquiror and the Acquiror's transfer agent and dated June 29, 1998 is, to the best of the Acquiror's knowledge, true, complete and accurate in all material respects.

     (q) The Acquiror is not subject to the reporting requirements of the Securities Act of 1933, as amended (the "Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (r) Neither the Principal nor the Acquiror is the subject of any current or prior actions, lawsuits, judgments, orders, decrees, activities, violations or other proceedings or activities of any nature which will, or could, prevent the shares of Common Stock of the Acquiror from being listed on the NASDAQ or the NASDAQ SmallCap Market System and knows of no reason why such listing cannot be obtained.

     (s) The Acquiror and the Principal have completed their due diligence of the Target and the Asset Entity to their full satisfaction (including, but not limited to, having received copies of and reviewed the Asset Entity's Financial Statements) and have had a full and complete opportunity to discuss and ask questions of officers and directors, their representatives and legal counsel.

     (t) Other than as disclosed in this Agreement, neither the Principal nor any of their respective affiliates have any direct or indirect beneficial or other ownership interest in or any other right, title, or interest to any other shares of Common Stock of the Acquiror including, but not limited to, any arrangements to receive or share in the proceeds from the sale of any shares of Common Stock of the Acquiror.

7. CLOSING AND CLOSING DATE. The closing date as referred to herein ("Closing Date") shall be as of June 30, 1998 subject to an extension of up to thirty (30) days if required at the discretion of the Target, or such other time and place as agreed to by the parties. The closing (the "Closing") of the transactions contemplated herein shall occur at 10:00 a.m. on the Closing Date at the offices of John J. Gitlin, Esq., 10 Hillburn Road, Scarsdale, New York 10583, or at such other places as the parties mutually agree.

8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE TARGET. All obligations of the Target under this Agreement are subject to the fulfillment, prior to or on the Closing Date of each of the following conditions, unless expressly waived in writing by the Target:

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    (a) The representations and warranties of the Acquiror and the Principal contained in this Agreement or in any exhibit, certificate or document delivered to the Target pursuant to this Agreement shall be true, correct, complete and accurate in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time.

    (b) The Acquiror and the Principal shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with or by them prior to or on the Closing Date and shall have delivered all documents required to be delivered by them hereunder.

    (c) The present officers and directors of the Acquiror (consisting of Robert
N. Schuck, President and Director, John J. Gitlin, Secretary, Treasurer and Director and Herbert Maslo, Vice President and Director) shall cause the appointment on the Closing Date, of all nominees of the Target to the Board of Directors of the Acquiror as directed by the Target and all such present officers and directors (and any other person who may be officers and/or directors of the Acquiror) shall provide to the Acquiror their written resignations.

    (d) The directors and shareholders of the Acquiror shall have approved in accordance with Nevada law and the applicable provisions of the Acquiror's Restated Articles of Incorporation and By-Laws, the following matters, which matters shall have occurred prior to or simultaneously with the Closing:

           (i) The 1 for 5.5 reverse stock split of all of the issued and outstanding Common Stock of the Company.

           (ii) The issuance of the 8,000,000 Acquiror Shares to the Target in exchange for the Target Shares.

           (iii) The election of the new directors to the Board of Directors of the Acquiror as specified by the Target.

           (iv)       All other matters contemplated herein.

    (e) The Acquiror and the Principal shall have delivered certified copies of resolutions of the Board of Directors and shareholders of each approving and authorizing the execution, delivery and performance of this Agreement and all of the actions contemplated hereby, including all of the matters in subparagraph
(d) above.

    (f) All instruments and documents delivered to the Target pursuant to the provisions hereof shall be satisfactory to legal counsel for the Target.

    (g) The Acquiror and the Principal shall deliver such other documents to the Target as requested by its representatives and their legal counsel including, but not limited to, an opinion of the Acquiror's legal counsel dated as of the Closing Date to the effect that:

           (i) The Acquiror and the Principal are corporations duly organized, validly exiting and in good standing under the laws of the State of Nevada and the State of Delaware, respectively, and are authorized to do business in such jurisdictions where its business requires it to be so authorized under the laws.

           (ii) This Agreement has been duly authorized, executed and delivered by the Acquiror and the Principal and constitutes a legal, valid and binding obligation of the Acquiror and the Principal enforceable against such persons in accordance with its terms.

          (iii) The Acquiror, through its Board of Directors and shareholders, has taken all corporate action necessary for performance of all transactions contemplated hereby and the execution of this Agreement.

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          (iv) The documents executed and delivered to the Target by the
Acquiror and the Principal hereunder are legal, valid and binding obligations of such persons, enforceable against such entities and persons in accordance with their respective terms.

          (v) To the best knowledge of counsel to the Acquiror and the Principal, the Acquiror is not a party to any action, proceeding or investigation and there is no order, lien, decree or judgment against them or any of their respective assets.

          (vi) The Acquiror has no less than three hundred (300) shareholders of record of its Common Stock so as to meet the NASDAQ listing requirements of having three hundred (300) shareholders.

         (vii) The 1 for 5.5 reverse stock split of the Common Stock of the Acquiror has been approved by all requisite director and shareholder action in accordance with the laws of the State of Nevada and the Acquiror's Restated Articles of Incorporation and By-Laws and has become effective.

         (viii) The 8,000,000 Acquiror Shares to be delivered to the Target will, when issued in accordance with this Agreement, be duly authorized and validly issued and will be fully paid and non-assessable and free and clear of any and all direct and/or indirect liens, claims and encumbrances and will vest in the Target Stockholders, good and unencumbered title and right to such shares.

     (h) The capital structure and stock ownership of the Acquiror shall be as set forth in Section 2(b) of this

     (i) The Target has completed its due diligence of the Acquiror and the Principal to the extent it deems necessary or advisable with the results satisfactory to the Target and its representatives.

     (j) The Acquiror shall have delivered to the new management of the Acquiror certified copies of all charter documents and by-laws and amendments hereto and all shareholders and Board of Directors resolutions.

9. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE ACQUIROR AND THE PRINCIPAL. All obligations of the Acquiror and the Principal under this Agreement are subject to the fulfillment, prior to or on the Closing Date of each of the following conditions, unless expressly waived in writing by the Acquiror and the
Principal:

    (a) The representations and warranties of the Target contained in this Agreement or in any certificate or document delivered to the Acquiror by the Target pursuant to the provisions hereof shall be true, correct, complete and accurate in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time.

    (b) The Target shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

    (c) Each Target Stockholder shall deliver to the Acquiror an "Investment Letter" acknowledging that the 8,000,000 Acquiror Shares are being acquired for investment purposes. The form of said letter is attached hereto as Exhibit A.

    (d) The Target shall have delivered to Acquiror an opinion of their legal counsel dated as of the Closing Date substantially to the effect that:

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           (i)        The Target and the Asset Entity are corporations duly
                      organized, validly existing and in good standing under the laws of the place of their incorporation.

           (ii) The Target Stockholders own all of the issued and outstanding capital stock of the Target, and the Target owns the percentage of capital stock of the Asset Entity as set forth elsewhere in this Agreement; and

           (iii) All of the issued and outstanding capital stock of the Target and the Asset Entity has been duly authorized and has been validly and legally issued.

    (e) The Target shall prior to the Closing release the Acquiror of the two obligations: (i) payment to the stock transfer agent and (ii) payment to the certified public accountant(s) for preparation of the Financial Statements, which payments shall be negotiated and settled at the sole discretion of the Target and in no event shall exceed (i) $17,000 and (ii) $3,000 respectfully.

10. INDEMNIFICATION. For a period of two (2) years from the Closing Date, the Acquiror and the Principal agree jointly and severally, to defend, indemnify and hold harmless the Target and the Target Stockholders from, against and in respect of any loss, liability, damage or deficiency, and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses (including attorneys' fees as such are incurred) (collectively, "Losses"), resulting directly and/or indirectly from the conduct of the Acquiror prior to the Closing Date, and the Target agrees to defend, indemnify and hold harmless the Acquiror and the Principal against, from and in respect of all Losses resulting directly and/or indirectly from the conduct of Acquiror's business following the Closing Date. In addition, the Acquirors and the Principal agree to indemnify and hold harmless the Target and the Target Stockholders, and the Target agrees to indemnify and hold harmless the Principal and the Acquiror from, against and in respect of any Losses resulting directly and/or indirectly from any breach of any term of this Agreement including, but not limited to, any representation, warranty, covenant or any other term hereof made by any such party.

11. NATURE AND SURVIVAL OF REPRESENTATIONS. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing Date hereunder and the consummation of the transactions contemplated hereby for two
(2) years from the Closing Date. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or on any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

12. DOCUMENTS AT THE CLOSING. At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

       (a) The Target will deliver, or cause to be delivered to the Acquiror the following:

          (i) Stock certificates representing the Target Shares being issued to the Acquiror hereunder, duly endorsed for transfer.

          (ii) A certificate of the President of the Target to the effect that all representations and warranties made by the Target under or pursuant to this Agreement are true, correct and reaffirmed as of the Closing Date, the same as though originally given to the Acquiror on said date.

          (iii) A good standing certificate from the Secretary of State of the State of Illinois dated on or about the Closing Date that the Target is in good standing under the laws of said State.

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          (iv) A certificate from the jurisdiction (or local legal counsel opinion if such certificate is not available) of the place of incorporation of the Asset Entity dated on or about the Closing Date to the effect that the Asset Entity is in good standing under the laws of said jurisdiction,

          (v) A duly executed Investment Letter from each Target Stockholder.

          (vi) The Asset Entity's financial statements compiled for the fiscal years as at December 31, 1996 and December 31, 1997, which statements shall include accompanying balance sheets of the Asset Entity and the related statements of income for each of the two (2) years then ended.

          (vii) Such other instruments, documents and certificates, if any, as are reasonably required by the Acquiror and the Principal, including the legal opinion set forth in Section 9(d) hereof, to be delivered pursuant to the provisions of this Agreement.

    (b) The Acquiror and the Principal will deliver or cause to be delivered:

           (i) Stock certificates in the names of the Target Stockholders representing the 8,000,000 Acquiror Shares to be issued by the Acquiror to the Target Stockholders in full consideration for the Target Shares as set forth in
Section 2 hereof.

           (ii) A certificates of the President of the Acquiror and the President of the Principal to the effect that all representations and warranties of the Acquiror and the Principal made under or pursuant to this Agreement are true, correct and reaffirmed as of the Closing Date, the same as though originally made and given to the Target on said date.

           (iii) Certified copies of resolutions by the Acquiror's and the Principal's Board of Directors and shareholders authorizing all of the transactions described herein including those set forth in Section 8(d) of this Agreement.

           (iv) A good standing certificate from the Secretary of State of the State of Nevada dated on or about the Closing Date that the Acquiror is in good standing under the laws of said State and a good standing certificate from the Secretary of State of the State of Delaware dated on or about the Closing Date that the Principal is good standing under the laws of said State.

           (v) Copies of the duly executed, certified By-Laws, the Amendment, the Articles of Incorporation of the Acquiror as well as all amendments thereto.

          (vi) A guarantee by the Principal that the Acquiror has no liability incurred and accrued.

          (vii) The legal opinion of the Acquiror's counsel as set forth in
Section 8 hereof.

         (viii) All corporate, tax and other books and records of the Acquiror in its possession, custody or control, including, but not limited to, all Board of Directors and shareholders minutes and resolutions and other interested corporate documents of the Acquiror.

          (ix) The Financial Statements of the Acquiror for the fiscal years as at June 30, 1996, June 30, 1997 and June 30, 1998, respectfully and the related statements of operations for the periods then ended audited and certified by a duly certified public accountant(s) meeting all standards imposed by the SEC.

          (x) A receipt of the Acquiror of all of the issued and outstanding capital stock of the Target.

          (xi) Resignations of all current officers and directors of the Acquiror after appointment of new directors and officers nominated by the Target Stockholders.

         (xii) Such other instruments and documents as are required to be delivered (or requested by the Target's legal counsel) pursuant to the provisions of this Agreement.

13. MISCELLANEOUS.

    (a) FURTHER ASSURANCES. At any time, and from time to time, after the date of this Agreement, each party will execute such additional instruments and take such action as may be reasonably required by the other party to confirm the provisions of this Agreement or otherwise to carry out the intent and purposes of this Agreement. In addition, the Principal hereby covenant and agree to fully cooperate with the Acquiror in any future NASDAQ listing application the Acquiror may submit to NASD.

    (b) WAIVER. Any failure on the party of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived only in writing by the party to whom such compliance is owed.

    (c) BROKERS. Neither party has employed any brokers or finders with regard to this Agreement and the transactions contemplated hereby.

    (d) NOTICES. All notices, consents, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and delivered personally, receipt acknowledged, or by nationally-recognized overnight courier service, next-day delivery guaranteed with receipt acknowledged, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties hereto as follows (or to such other addresses as any of the parties hereto shall specify by notice given in accordance with this provision):


If to the Acquiror:              Solar Age Industries, Inc.
                                 68 Schraalenburg Road, (P.0. Box 233)
                                 Harrington Park, New Jersey  07640

If to the Principal:             HITK Corporation
                                 68 Schraalenburg Road, (P.0. Box 233)
                                 Harrington Park, New Jersey  07640

With a copy to:                  John J. Gitlin, Esq.
                                 10 Hillburn Road
                                 Scarsdale, New York 10583
                                 Attention: John J. Gitlin

If to the Target/Stockholders:   SGI Capital, Inc.
                                 1000 Skokie Boulevard (525)
                                 Wilmette, Illinois 60091

With a copy to:                  Stuart D. Perlman, Esq.
                                 30 North LaSalle, Suite 2040
                                 Chicago, Illinois 60602
                                 Attention: Stuart D. Perlman


    All such notices, consents, requests, demands and other communications shall be deemed given when personally delivered as aforesaid, or, if mailed as aforesaid, on the third business day after the mailing thereof or on the day actually received, if earlier, except for a notice of a change of address which shall be effective only upon receipt.

    (e) HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

    (f) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (g) BINDING EFFECT. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and permitted assigns. The parties hereto agree that neither this Agreement nor any right hereunder shall be assignable without the prior express written consent of all of the parties hereto.

     (h) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof. This Agreement can only be amended or supplemented by a written instrument signed by the party to be bound hereby.

     (i) SEVERABILITY. If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall remain in full force and effect.

     (j) TERMINATION. All obligations hereunder may be terminated at the discretion of the Board of Directors of the Acquiror or the Target if (i) the closing conditions specified in Sections 10 and 11 hereof are not satisfied or waived by the Closing Date, unless extended as set forth in Section 7 hereof,
(ii) any of the representations and warranties made herein have been materially breached, or (iii) at any time if the Target is not satisfied, for any reason, with the due diligence investigation. If this Agreement is terminated in accordance herewith, following such termination, the parties shall have no obligations to each other.

     (k) EXPENSES. Each party shall pay any and all of its expenses relating to this Agreement and the related transactions contemplated hereby, including, but not limited to, its own legal fees and costs.

     (1) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

SOLAR AGE INDUSTRIES, INC. (ACQUIROR)

By:/s/ R.N. Schuck
-----------------------
Name: R.N. Schuck
Title: President

HITK CORPORATION (PRINCIPAL)

By: /s/ R.N. Schuck
-----------------------
Name: R.N. Schuck
Title: President

SGI CAPITAL, INC. (TARGET)

By:/s/ Leon Leibovich
-----------------------
Name: Leon Leibovich
Title: President

PALCAN GROUP INC.(TARGET STOCKHOLDER)

By:/s/ Leon Leibovich
-----------------------
Name: Leon Leibovich
Title: Director and Secretary

ROCHESTER PROPERTY HOLDINGS LIMITED
(TARGET STOCKHOLDER)
By:/s/ Alex Troyanovsky
-----------------------
Name: Alex Troyanovsky
Title: Director and Secretary

                                    EXIBIT A

                             INVESTMENT LETTER # 1
                             ---------------------

Target Stockholder (the "Target Stockholder") represents and warrants pursuant to the Agreement and Plan of Reorganization (the "Agreement") the following:

      (a) Target Stockholder is acquiring Solar Age Industries, Inc. ("Solar")

Common Stock for its own account in exchange for SGI Capital, Inc.'s ("SGI") Common Stock in the ratio set forth in the Agreement for the purpose of investment, and not with a view to, or for sale in connection with, any distribution thereof; and

      (b) Target Stockholder (i) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its proposed investment in Solar's Common Stock; or (ii) has been advised by attorneys, accountants or other representatives having such knowledge and experience. Target Stockholder acknowledges that its attorneys, accountants or other representatives, had, prior to its actions as Target Stockholder in voting upon or otherwise consenting to the Agreement, the opportunity to ask questions of, and to receive answers from the officers concerning Solar and its business and financial condition; and

      (c) Target Stockholder understands and acknowledges that shares of the Solar Common Stock to be delivered to it pursuant to the provisions of Section I of the Agreement will be "restricted securities" within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), and agrees that the certificates therefore shall bear the following legend or substantially similar legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN PURCHASED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY OTHER APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN EXEMPTION UNDER SAID ACT AND/OR UNDER SAID STATE SECURITIES.

The Target Stockholder further understands and acknowledges that stop transfer instructions will be issued by Solar to its transfer agent with respect to all of Solar Common Stock to be delivered to it pursuant to the provisions of the Agreement; and

      (d) Target Stockholder understands and acknowledges that the shares of the Solar Common Stock to be delivered pursuant to the provisions of the Agreement will not be registered under the 1933 Act and, accordingly, Target Stockholder recognizes that it may be required to bear the economic risk of its investment until such shares are registered. Target Stockholder agrees on behalf of itself, and its heirs, executors, successors and assigns, that it will only sell, transfer, pledge or hypothecate any of the Solar Common Stock to be acquired by it pursuant to the provisions of the Agreement pursuant to an effective registration statement under the 1933 Act or in a transaction wherein registration under the 1933 Act is not required. Target Stockholder understands that Solar has no obligation to register such Solar Common Stock under the 1933 Act.

                                        PALCAN GROUP INC. (TARGET STOCKHOLDER)

                                        By: /s/ Leon Leibovich
                                                --------------------------
                                        Name:   Leon Leibovich
                                        Title:  Director and Secretary

                             INVESTMENT LETTER # 2
                             ---------------------

Target Stockholder (the "Target Stockholder") represents and warrants pursuant to the Agreement and Plan of Reorganization (the "Agreement") the following:

      (a) Target Stockholder is acquiring Solar Age Industries, Inc. ("Solar")

Common Stock for its own account in exchange for SGI Capital, Inc.'s ("SGI") Common Stock in the ratio set forth in the Agreement for the purpose of investment, and not with a view to, or for sale in connection with, any distribution thereof; and

      (b) Target Stockholder (i) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its proposed investment in Solar's Common Stock; or (ii) has been advised by attorneys, accountants or other representatives having such knowledge and experience. Target Stockholder acknowledges that its attorneys, accountants or other representatives, had, prior to its actions as Target Stockholder in voting upon or otherwise consenting to the Agreement, the opportunity to ask questions of, and to receive answers from the officers concerning Solar and its business and financial condition; and

      (c) Target Stockholder understands and acknowledges that shares of the Solar Common Stock to be delivered to it pursuant to the provisions of Section I of the Agreement will be "restricted securities" within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), and agrees that the certificates therefore shall bear the following legend or substantially similar legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN PURCHASED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY OTHER APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN EXEMPTION UNDER SAID ACT AND/OR UNDER SAID STATE SECURITIES.

The Target Stockholder further understands and acknowledges that stop transfer instructions will be issued by Solar to its transfer agent with respect to all of Solar Common Stock to be delivered to it pursuant to the provisions of the Agreement; and

      (d) Target Stockholder understands and acknowledges that the shares of the Solar Common Stock to be delivered pursuant to the provisions of the Agreement will not be registered under the 1933 Act and, accordingly, Target Stockholder recognizes that it may be required to bear the economic risk of its investment until such shares are registered. Target Stockholder agrees on behalf of itself, and its heirs, executors, successors and assigns, that it will only sell, transfer, pledge or hypothecate any of the Solar Common Stock to be acquired by it pursuant to the provisions of the Agreement pursuant to an effective registration statement under the 1933 Act or in a transaction wherein registration under the 1933 Act is not required. Target Stockholder understands that Solar has no obligation to register such Solar Common Stock under the 1933 Act.

                        ROCHESTER PROPERTY HOLDINGS LIMITED (TARGET STOCKHOLDER)

                        By: /s/ Alex Troyanovsky
                                ----------------------------
                        Name:   Alex Troyanovsky
                        Title:  Director and Secretary